Exhibit 10.2
EXECUTION COPY

SALE AGREEMENT

Reference is made to (i) the Receivables Purchase Agreement, dated as of April 30, 1993 (as amended, supplemented or modified from time to time, the "RPA"), between Household Bank (SB), National Association (the "Bank "), a national banking association, as successor in interest to Household Bank, f.s.b., and Household Affinity Funding Corporation, a Delaware corporation ("HAFCO") and subsidiary of the Bank and (ii) the Amended and Restated Pooling and Servicing Agreement (as amended, supplemented, or modified from time to time, the "PSA") dated as of August 1, 1993, among HAFCO, Household Finance Corporation, a Delaware corporation, and The Bank of New York, a New York banking corporation. Capitalized terms used herein (and not otherwise defined herein) shall have the respective meanings ascribed thereto in the RPA.

HAFCO (hereinafter "Seller"), Household Affinity Funding Corporation II, a Delaware corporation ("Purchaser"), and the Bank agree, effective as of October 1, 2000 (the "Effective Date"), as follows:

1. In consideration of the payment by Purchaser of the sum of $1,128,924,235, and the Purchasers assumption of all of the Sellers obligations under the RPA and the PSA, receipt of which is hereby acknowledged by the Seller, the Seller hereby does hereby grant, bargain, sell, convey, transfer and deliver unto Purchaser, its successors and assigns, all of Sellers right, title and interest in and to all assets belonging to the Seller, including all of Sellers right, title and interest in, to and under the RPA and the PSA, and Receivables and other Purchased Assets and all other accounts, investment property, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, and advices of credit and all proceeds thereof (collectively all such assets hereinafter referred to as the "Assets").

2. The Purchaser (a) represents and warrants that it is legally authorized to enter into this Sale Agreement; (b) confirms that it has received a copy of the RPA and the PSA and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Sale Agreement; (c) agrees that it will be bound by the provisions of the RPA and the PSA and hereby assumes and will perform in accordance with its terms all the obligations which by the terms of the RPA and the PSA were required to be performed by Seller prior to this Sale Agreement and which Seller would be required to perform on or after this Sale Agreement had Seller not entered into this Sale Agreement; and (d) confirms that all representations and warranties of the Seller under each of the RPA and the PSA are true and correct as to the Purchaser.

3. The Seller represents and warrants that it is legally authorized to enter into this Sale Agreement and that the Seller shall relinquish its rights under each of the RPA and the PSA and be released from its obligations under each of the RPA and the PSA.

4. The parties hereto intend that the conveyance of (i) the Sellers rights, title and interests in and to the Receivables and other Purchased Assets purchased by it pursuant to the RPA and the Conveyance Papers and (ii) the Sellers rights, title and interests in and to all other Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from the Seller to the Purchaser, and not a borrowing secured by the Assets. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted and does hereby grant to the Purchaser a first priority perfected security interest in all the Sellers right, title and interest in and to the Receivables all other Assets and all proceeds thereof to secure the obligations of the Seller hereunder.

5. The Bank hereby consents to the Sellers assignment to Purchaser of the Assets and to Purchasers assumption of all obligations of the Seller under the RPA pursuant to the terms of this Sale Agreement. The Bank hereby confirms and acknowledges its conveyance of and grant of a security interest in the Purchased Assets to the Purchaser under the RPA and the Conveyance Papers, and the Bank and the Purchaser each intend each such conveyance to be a sale, and not a secured borrowing.

6. This Sale Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

7. THIS SALE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(Signature Page Follows)
IN WITNESS WHEREOF, the parties hereto have caused this Sale Agreement to be executed and delivered by their respective duly authorized officers as of the Effective Date.
HOUSEHOLD AFFINITY FUNDING CORPORATION
By: /s/ P. L. Krupowicz Name: P. L. Krupowicz Title: Vice President and Treasurer
HOUSEHOLD AFFINITY FUNDING CORPORATION II
By: /s/ S. H. Smith Name: S. H. Smith Title: Vice President and Assistant Treasurer
HOUSEHOLD BANK (SB), NATIONAL ASSOCIATION
By: /s/ M. A. Sprude Name: M.A. Sprude Title: Executive Vice President and Chief Financial Officer